Exhibit 10.1

WAIVER AND MODIFICATION AGREEMENT

THIS WAIVER AND MODIFICATION AGREEMENT (“Agreement”) dated June 25, 2013 (“Effective Date”) is entered into by and between Logic Works LLC, a Nevada limited liability company (“Lender” and “Holder”) and GrowLife, Inc., Delaware corporation (“Borrower” and “Company”).  Unless otherwise defined herein, capitalized terms shall have the meaning given to them in a 7% Convertible Note (“Note”) between Lender and Borrower, in the original principal amount of Five Hundred Thousand Dollars ($500,000), dated December 20, 2013.

R E C I T A L S

A.        The Note is currently in Default, pursuant to Section 2(a)(v), as a result of the suspension in the trading of the Borrower’s securities by the Securities and Exchange Commission (“SEC”) on April 10, 2014 (“Suspension Default”).

B.        By this Agreement, Borrower and Lender intend to modify and amend certain terms and provisions of the Note in consideration for Lender waiving the Default.

NOW, THEREFORE, Borrower and Lender agree as follows:

1.	MODIFICATION OF NOTE AND WAIVER. The Note is hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Note:

1.1

Conversion Price and Pre-Payment.  On the Effective Date, Section 3(a)(2) of the Note shall be modified in its entirety to read as follows:  “Conversion Price” shall equal the lesser of (A) $0.025 (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.  The Company may, upon ten (10) Business Days’ written notice to Holder, prepay all or any portion of the remaining outstanding Principal amount of this Note in cash only with the Holder’s consent, which such consent may be withheld in Holder’s sole and absolute discretion.

1.2	Interest Rate. Section 1(b) is modified in its entirety to read as follows:

(b)

Interest. Interest on the unpaid Principal shall accrue daily at the rate of the lesser of twenty four percent (24%)(the “Interest Rate”) per annum, or the maximum rate permitted under any applicable law.

1.3	Registration of Conversion Shares. Section 3 is modified to add the following as 3(a)(v):

Notwithstanding anything else in this Note to the contrary, the Borrower shall prepare, and not later than Thirty (30) days from the Effective Date (the “Filing Deadline”), file with the SEC a Registration Statement on Form S-1, covering the Conversion Shares that are to be issued upon a Conversion of this Note (the “Registrable Securities”). Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other person without the prior written consent of Lender.  If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Borrower will pay to Lender, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the total VWAP of such Registrable Securities measured on a per share basis for each 30-day period (or pro rata for any portion thereof) following the Filing Deadline for which no Registration Statement is filled with respect to the Registrable Securities. Such payment(s) shall constitute the Lender’s exclusive monetary remedy for such failure, but shall not affect the Lender’s right to seek injunctive relief.  Such payment(s) shall be made to the Lender in cash no later than three (3) Business Days after the end of each 30-day period. Lender shall have the right to approve the legal counsel selected by GrowLife to perform the registration work, and such approval shall not be unreasonably withheld or delayed. The Company will pay all expenses associated with affecting the registration of the Registrable Securities, including filing and printing fees, the Company’s legal counsel, accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, and listing fees.

1.4	Mechanics of Conversion. Section 3(b)(ii) is hereby modified in its entirety to read as follows:

(ii)       Company’s Failure to Timely Convert.  If within one (1) Business Day after the Company’s receipt of the facsimile or email copy of a Conversion Notice, the Company shall fail to issue and deliver to Holder the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (a “Conversion Failure”), the Principal amount under this Note shall increase by Three Thousand Dollars ($3,000) per day until the Company issues and delivers a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount.  If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded Conversion Amount returned to the Principal with the rescinded Conversion Shares returned to the Company.  In addition to any other rights available to the Holder, if a Conversion Failure occurs, and if after such Conversion Failure the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (1) the Holder’s total purchase price (including any brokerage commissions) for the

Common Stock so purchased exceeds (2) the product of (a) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (b) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000.00 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000.00 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.00. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

1.5	Adjustments to Conversion Price; Subsequent Equity Sales; Fundamental Transactions. Section 4 is hereby modified to read as follows:

4.         Adjustments to Conversion Price; Subsequent Equity Sales;  Fundamental Transactions.  The Conversion Price and the number and kind of securities issuable upon conversion of this Note shall be subject to adjustment from time to time as set forth in this Section 4.

(a)        Stock Dividends and Splits.  If at any time while this Note is outstanding the Company: (i) declares or pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock (or securities convertible into or exercisable or exchangeable for capital stock) that is payable in shares of Common Stock, (ii) combines (including, without limitation, by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iii) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company (including, without limitation, in connection with any merger or consolidation), then in each such case the Conversion Price then in effect shall be adjusted by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and (B) the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for such dividend or distribution, and any adjustment made pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b)       Subsequent Equity Sales.  If, at any time while this Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right or is obligated to reprice (whether or not due to additional loans by Lender to Borrower at any time), or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to the lowest price per share for which any one (1) such share of Common Stock or Common Stock Equivalent has been issued. For purposes of this paragraph, the “lowest price per share for which any one such share of Common Stock or Common Stock Equivalent has been issued” shall be equal to the sum of the lowest amount of consideration (but not less than $.0001) received or receivable by the Company with respect to any such share (the “Base Conversion Price”). Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than five (5) Business Days following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”. For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(c)        Pro Rata Distributions.  Subject to Section 4(c) below, if at any time while this Note is outstanding the Company declares or pays any dividend or otherwise distributes any of its assets, including without limitation, cash, properties, evidences of indebtedness, securities (including any options or other convertible securities, but excluding a distribution of Common Stock covered by Section 4(a) above or Purchase Rights covered by Section 4(c) below), or options or rights to acquire any such assets (in each case, “Distributed Property”) to all holders of Common Stock pro rata (and not to all Holders in their capacity as holders of Notes), whether by way of dividend, return of capital, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, then in each such case the Conversion Price in effect immediately prior to the close of business on the record date for such dividend or distribution shall be reduced (only), effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the denominator shall be the closing price of Common Stock on the Primary Market on such record date (the “Market Price”), and (ii) the numerator shall be such Market Price minus the value of the Distributed Property on such date applicable to one outstanding share of Common Stock, as determined by the Company’s independent certified public accounting firm that regularly examines the financial statements of the Company.

(d)       Rights Offerings Below Market.  Notwithstanding Section 4(b) above, if at any time while this Note is outstanding the Company grants, issues or sells pro rata to all holders of its outstanding shares of Common Stock, any options, convertible securities or other rights (the “Purchase Rights”) entitling them to directly or indirectly subscribe for or purchase shares of Common Stock at an effective price per share less than the Market Price on the record date of such grant, issuance or sale, then in each such case the Conversion Price in effect immediately prior to the close of business on such record date shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase (including and assuming receipt by the Company in full of all consideration payable upon both issuance and exercise of such Purchase Rights) would purchase at such Market Price, and (ii) the denominator shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase; provided, however, that in lieu of receiving such adjustment to the Conversion Price, the Holder shall have the option, upon written notice to the Company within thirty (30) days following its receipt of the notice of such adjustment, to elect to acquire, upon any conversion of this Note and in accordance with the terms applicable to the issuance of such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had converted such portion of this Note being converted (without regard to any limitations on ownership or conversion and regardless of whether this Note was then convertible) immediately prior to such record date.  To the extent that shares of Common Stock have not been delivered pursuant to such Purchase Rights specified in this Section upon the expiration or termination of such Purchase Rights, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustment made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  In determining whether any Purchase Rights entitle the holder thereof to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such Purchase Rights, the value of such consideration (if other than cash) to be determined in good faith by the Company’s Board of Directors.

(e)       Fundamental Transactions.  If at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person; (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions; (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon any conversion of this Note, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same amount and kind of securities, cash and property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been the record holder of one Conversion Share immediately prior to such Fundamental Transaction (without regard to any limitations or restrictions on conversion or acquisition of Conversion Shares and whether or not this Note was then convertible) (the “Alternate Consideration”), and the Conversion Price shall be appropriately and equitably adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction relative to the then Conversion Price.  The Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  In case of any such Fundamental Transaction, any successor to the Company, acquirer or surviving entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant, obligation, liability and condition under this Note to be performed and observed by the Company, subject to such modifications as may be reasonably deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of the number and kind of Conversion Shares for which this Note is convertible, which shall be as nearly equivalent as practicable to the adjustments provided for in this Section.  Such assumption shall be pursuant to a written agreement in form and substance reasonably satisfactory to the Holder.  At the Holder’s request, any successor to the Company, acquirer or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note from such entity substantially similar in form and substance to this Note and consistent with the foregoing provisions, which new Note shall be reasonably satisfactory to the Holder and include, without limitation, (A) the outstanding Principal and Interest owed to the Holder under this Note, (B) an interest rate equal to the Interest Rate, (C) similar ranking to this Note, and (D) the Holder’s right to convert the new Note into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor, acquirer or surviving entity to comply with the provisions of this Section and ensuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Notwithstanding anything to the contrary contained herein, if a Fundamental Transaction (X) is an all cash transaction, (Y) constitutes or results in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act (going private transaction), or (Z) otherwise results in the successor, surviving or acquiring entity not being traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, then upon the written request of the Holder, delivered before the sixtieth (60th) day after such Fundamental Transaction, the Company (or any such successor, acquirer or surviving entity) shall redeem this Note from the Holder for a redemption price, payable in cash within five (5) Business Days after such request (or, if later, on the effective date of such Fundamental Transaction), equal to the value of this Note as determined using the Black-Scholes Option Pricing Model via Bloomberg.  The provisions of this Section shall similarly apply to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

1.6	Governing Law and Venue. Section 7 is modified in its entirety to read a follows:

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Clark (the “Clark County Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Clark County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Clark County Courts, or Clark County Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the   address in effect for notices to it under this Note, and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

1.7	Waiver. In consideration of the foregoing modifications, an expressly subject thereto, Lender hereby waives the Suspension Default.

2.

GENERAL RELEASE.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, for itself, and its respective successors and assigns (collectively “Releasor”), hereby agrees as follows:

Except for the executory terms of this Agreement, Releasor does hereby fully, forever and irrevocably release, discharge and acquit Lender and its respective past and present parent, subsidiary, and affiliate corporations, and the respective past and present officers, directors, shareholders, agents, and employees of each and all of the foregoing entities, and its and their respective successors, heirs, assigns, and any other person or entity now, previously, or hereafter affiliated with the same (the Lender, together with each and all said parent, subsidiary and affiliated corporations, officers, directors, shareholders, agents, employees and consultants shall be collectively referred to herein below as the “Released Parties” and each such reference shall refer jointly and severally to each and all of Lender and such other persons and entities), of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore or now existing, or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length (collectively a “Claim” or the “Claims”) including, without limitation, any Claims that in any way arise from or out of, are connected with, or relate to the Note, Lender or the administration of the Note, as well as any action or inaction of the Released Parties or any of them with respect to the Note, or the administration thereof, as of the date of this Agreement.

Releasor irrevocably covenants and agrees that it shall forever refrain from initiating, filing, instituting, maintaining, or proceeding upon, or encouraging, advising or voluntarily assisting any other person or entity to initiate, institute, maintain or proceed upon any Claim of any nature whatsoever released in this Section of the Agreement (“General Release”).

Releasor represents and warrants that it is the owner of and has not assigned, sold, transferred, or otherwise disposed of any of the Claims released in this General Release. Releasor represents and warrants that it has the authority and capacity to execute this General Release.

As further consideration for this Agreement, Releasor, for itself, its successors and its assigns, hereby agrees, represents, and warrants that the matters released herein are not limited to matters that are known or disclosed. In this connection, Releasor, hereby agrees, represents, and warrants that it realizes and acknowledges that factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses that are presently unknown, unanticipated, and unsuspected, and Releasor further agrees, represents, and warrants that this Release has been negotiated and agreed upon in light of that realization and that, except as expressly limited above, Releasor nevertheless hereby intends to release, discharge, and acquit the Released Parties from any Claims, including without limitation, any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses related to the Note or the administration of the Note, or, the collateral therefor, or otherwise.

It is understood and agreed that the acceptance of delivery of this General Release by the Released Parties shall not be deemed or construed as an admission of liability by any Released Parties, and each such party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the within General Release.

Releasor hereby agrees, represents, and warrants that it has had the opportunity to seek advice of counsel of its own choosing in negotiations for and the preparation of the General Release, that it has read this General Release or has had the same read to them by its counsel, that it has had the General Release fully explained by such counsel, and that it is fully aware of its contents and legal effect.  This General Release may be pleaded as a full and complete defense to or be used as the basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of this General Release.  Based upon such review and explanation by the Releasor and its counsel, the Releasor expressly agrees that the customary rule of contract interpretation to the effect that ambiguities are to be construed or resolved against the drafting party shall not be employed in the interpretation or construction of this General Release.

This General Release will be binding upon and for the benefit of the parties hereto and their respective successors, heirs, devisees, executors, affiliates, representatives, assigns, officers, agents, and employees wherever the context requires or admits.

3.

FORMATION AND ORGANIZATIONAL DOCUMENTS.  Borrower has previously delivered to Lender all of the relevant formation and organizational documents of Borrower and its subsidiaries, and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Lender.

4.

REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that no Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under the Note (as modified by this Agreement) and that all representations and warranties herein and in the original Note are true and correct, which representations and warranties shall survive execution of this Agreement.

5.

NON-IMPAIRMENT.  Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties hereto that the provisions of the Note shall continue in full force and effect except as expressly modified hereby.

6.

MISCELLANEOUS.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, except if preempted by federal law. In any action brought or arising out of this Agreement or the Note, Borrower, hereby consents to the jurisdiction of any federal or state court having proper venue within the State of Nevada and also consent to the service of process by any means authorized by Nevada or federal law.  The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.  In the event that any action, suit or other proceeding arising out of or related to the breach, enforcement, or interpretation of this Agreement, or involving claims within the scope of this Agreement, or other terms of this Agreement, the prevailing party shall recover all of such Party’s reasonable attorneys’ fees, costs, and expenses, regardless whether recoverable by statute or rule, as long as such fees, costs, and expenses are reasonable and related in some manner to such action, suit, or proceedings, including any and all appeals, writs or petitions therefrom, etc. Time is of the essence of each term of the Note, including this Agreement. If any provision of this Agreement or the Note shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

7.

INTEGRATION; INTERPRETATION. The Note, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Note shall not be modified except by written instrument executed by all parties. Any reference to the Note includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

8.

EXECUTION IN COUNTERPARTS. This Note may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective upon the party when signed by him/her, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” or other document or image format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, document or “pdf” or other document image format data file signature page were an original thereof. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

[signatures on next page]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

“Borrower and Company”

GrowLife, Inc.

/s/ Marco Hegyi

By:  Marco Hegyi

Its:   President

“Lender and Holder”

Logic Works, LLC

/s/ Rick Crespi

By:  Rick Crespi

Its:   Manager

Signature Page to

Waiver and Modification Agreement